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         AGREEMENT FOR PAYMENT IN CONNECTION WITH DEVELOPMENT AGREEMENT

REFERENCE: Development Agreement ("Development Agreement") between International Business Machines Corporation and SVG Lithography, Inc. dated May 15, 1990.

Agreement between International Business Machines Corporation and SVG Lithography Systems, Inc. for the development, production and purchase of nineteen (19) Micrascan I tools dated ("Purchase Agreement") May 15, 1990.

Whereas the Development Agreement requires certain payments by SVG Lithography, Inc. ("SVGL") to International Business Machines Corporation ("IBM") in connection with the IBM development funding as provided for in detail in Section 10 and Attachment D of such Agreement, and

Whereas SVGL and IBM ("the Parties") desire to settle such obligation at this time.

Now therefore, the Parties agree that in consideration for (i) the payment by SVGL to IBM of $5,000,000.00 (five million dollars) by wire transfer upon the execution of this Agreement to the financial institution ("Financial Institution") specified below which specification shall be deemed to amend pro tanto Section 17 of the Development Agreement (ii) and the application by SVGL of the below specified credit against IBM purchases from SVGL, and (iii) the delivery of a number of shares of SVG Common Stock equal to $10,000,000 (ten million dollars) divided by the average closing price of SVG Common Stock as reported in the Wall Street Journal for the five (5) trading days preceding the date hereof (which stock transfer shall be pursuant to the Stock Purchase and Registration Rights Agreement by and between the parties), all of which SVGL and Silicon Valley Group, Inc. ("SVG") agree hereby to do, SVGL's payment obligation in connection with the aforementioned development funding has been settled in full by SVGL with IBM and that the term of the Development Agreement has ended pursuant to Section 11.1 thereof, subject to the survival of provisions of the Development Agreement which have a longer period through the end of such


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longer period. Notwithstanding the foregoing provision regarding survival,
Section 11.5 of the Development Agreement shall not survive the execution of this Agreement. Similarly, the term of the Purchase Agreement shall be hereby adjusted by making Section 28 (Term) of such Agreement read a date even with the date upon which the term of the Development Agreement ends as provided for above. The aforementioned credit against IBM purchases from SVGL agreed to hereby is a credit from SVGL of $23,000,000.00 (twenty three million dollars) which IBM may, at IBM's option, utilize as a deduction from the price of any and all products or services that (i) IBM has purchased for which payment has not been made by IBM to SVGL at the time of execution of this Agreement, or (ii) IBM will purchase in the future from SVGL. Such credit shall not be assignable by IBM. The foregoing credit may be applied by IBM in any amount up to 100% (one hundred percent) of the purchase price of any and all such SVGL products or services until said credit is exhausted. SVGL shall have no obligation to refund to IBM any of the foregoing unused credit.

Financial Institution:

Chase Manhattan Bank
4 New York Plaza, 15th Floor
New York, NY 10004
IBM Concentration Account
Account #323-213499
ABA Routing #021000021
Chemical Bank Contact: Ms. Joyce Leary-Bates
(212) 552-5684

Each party represents and warrants that it has full right and authority to enter into this Agreement.

This Agreement will not be binding upon the parties until it has been signed by or on behalf of each party, in which event, it shall be effective as of the date last below written. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid. This Agreement represents the entire agreement between the parties


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regarding the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, whether oral or written, by or between the Parties or any officers or representatives thereof with respect to the subject matter of this Agreement.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

ACCEPTED AND AGREED:
INTERNATIONAL BUSINESS MACHINES CORPORATION:

By: /s/ Patrick J. Glennon
    ----------------------------
Patrick J. Glennon
Manager of Business Alliance and Headquarter Operations
March 18, 1997

SILICON VALLEY GROUP, INC.

By: /s/ Russell G. Weinstock
    ----------------------------
Russell G. Weinstock
Vice President and Chief Financial Officer
March 18, 1997

SVG LITHOGRAPHY, INC.

By: /s/ Russell G. Weinstock
    ----------------------------
Russell G. Weinstock
Vice President and Chief Financial Officer
March 18, 1997


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